As filed with the Securities and Exchange Commission on March 28, 2006
  Registration No. 333-126249

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERICHIP INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada (State or jurisdiction of incorporation or organization)	35701 (Primary Standard Industrial Classification Code Number)	98-0339467 (I.R.S. Employer Identification No.)

9282 GENERAL DRIVE, SUITE 100, PLYMOUTH, MI	48170
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (734) 207-0334

2003 NON-QUALIFIED INCENTIVE STOCK OPTION PLAN
(Full title of the plan)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Joseph I. Emas, Attorney at Law
1224 Washington Avenue
Miami Beach, Florida 33139
Telephone: 305.531.1174

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	45,000,000(1)	$0.04(2)	$1,800,000 (2)	$193.00 (2)

(1) Represents shares reserved for issuance upon exercise of options granted under the Registrant's 2003 Non-Qualified Incentive Stock Option Plan. Shares available for issuance under the 2003 Non-Qualified Incentive Stock Option Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on October 22, 2003 (Registration No. 333-109870) and additional shares were registered subsequently by a Post-Effective Amendment filed with the Securities and Exchange Commission on December 12, 2003 and Post-Effective Amendments filed with the Securities and Exchange Commission on May 26, 2004, August 4, 2005, September 16, 2005 and December 12, 2005.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457 (c) and 457(h) under the Securities Act of 1933 and based upon an average of the high and low prices reported on the over-the-counter bulletin board on March 24, 2006.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

This registration statement on Form S-8 registers 45,000,000 additional shares of common stock for issuance under the Registrant's 2003 Non-Qualified Incentive Stock Option Plan, pursuant to the terms of that plan. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 (Registration No. 333-109870) filed by the Registrant with the Securities and Exchange Commission on October 22, 2003 and amended by a Post-Effective Amendment filed by the registrant with the Securities and Exchange Commission on December 12, 2003 and Post-Effective Amendments filed with the Securities and Exchange Commission on May 26, 2004, August 4, 2005, September 16, 2005, and December 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan on this 28th day of March, 2006.

AMERICHIP INTERNATIONAL INC.

By:	/s/ Marc Walther

Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc Walther his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons in the capacities indicated and on the dates indicated.

/s/ Marc Walther

Marc Walther
President, Chief Executive Officer,
Chairman of the Board of Directors
March 28, 2006

/s/ Edward Rutkowski

Edward Rutkowski
Director
March 28, 2006

EXHIBIT INDEX

EXHIBIT NO.	EXHIBIT

5.01	Opinion of Joseph I. Emas, Esq.
10.01	2003 Non-Qualified Stock Option Plan
23.01	Consent of Williams & Webster P.S., Certified Public Accountants
23.02	Consent of Joseph I. Emas, Esq. (included in Exhibit 5.01)
24.01	Power of Attorney (set forth on the signature page)